BLACKHAWK BANCORP, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of March 20, 2023, among Blackhawk Bancorp, Inc. ("Blackhawk"), First Mid Bancshares, Inc. ("First Mid") and Eagle Sub LLC, a wholly-owned subsidiary of First Mid ("Merger Sub"), pursuant to which Blackhawk will merge with and into Merger Sub with Merger Sub as the surviving entity and a wholly-owned subsidiary of First Mid, and the transactions contemplated therein (collectively, the "merger proposal").	☐	☐	☐
2. To approve the adjournment of the Blackhawk special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000615625_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The S-4 is available at www.proxyvote.com

BLACKHAWK BANCORP, INC.
Special Meeting of Shareholders
August 10, 2023 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Joel Carter and Todd Larson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BLACKHAWK BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, CDT on August 10, 2023 at 5506 Clayton Circle, Roscoe, IL 61073, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000615825_2 R1.0.0.6

Continued and to be signed on reverse side